Exhibit 10.8

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (the “Agreement”) is entered into as of November 19, 2012 by and between Charles M. Forman, solely in his capacity as the chapter 7 trustee (the “Seller”) for Glencoe Acquisition, Inc. (“Glencoe”), and Homeowners Choice, Inc., a Florida corporation (“HCII”).

RECITALS

WHEREAS, Glencoe is the registered holder of One Million (1,000,000) warrants (collectively, the “Warrants”) to purchase up to 500,000 shares of the common stock, no par value (the “Common Stock”), of HCII pursuant to that certain Warrant Agreement (the “Warrant Agreement”) dated November 2, 2011, executed by HCII for the benefit of Glencoe.

WHEREAS, on July 13, 2012 (the “Petition Date”), Glencoe filed a voluntary petition for relief under chapter 7 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) bearing the case identification number 12-12071 (KG) (the “Bankruptcy Proceeding”);

WHEREAS, on January 24,2012, the Office of the United States Trustee appointed the Seller to serve as the interim chapter 7 trustee for Glencoe’s bankruptcy estate (the “Estate”);

WHEREAS, the Seller continues to serve as the chapter 7 trustee of the Estate; and

WHEREAS, HCII wishes to purchase from the Seller, and the Seller wishes to sell to HCII, the Warrants and all of Seller’s right, title and interest in, to and under the Warrant Agreement, subject to an order of the Bankruptcy Court approving the sale, inclusive of the procedures for conducting the sale (the “Approval Order”).

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

PURCHASE AND SALE OF WARRANTS

1.1. Purchase and Sale of Warrants. Subject to the terms and conditions herein set forth, at the Closing (as defined below in Section 1.2) of the transactions contemplated by this Agreement the Seller shall sell, convey, transfer, assign and deliver to HCII, and HCII shall purchase and assume from the Seller, the Warrants and all of the Estate’s right, title and interest in, to and under the Warrant Agreement.

1.2. Closing. The purchase and sale of the Warrants and the consummation of the other transactions contemplated by this Agreement shall take place at a closing (the “Closing”) that shall occur on a date no later than one (1) business day after all Conditions to Closing (as set forth in Article 5 below) have been satisfied or waived, or on such other date as may be mutually agreed to in writing by the Seller and HCII (the date upon which the Closing occurs is referred to as the “Closing Date”). The Closing shall take place at 11:00 a.m. local time on the Closing Date at the offices of Forman Holt Eliades & Youngman LLC in Paramus, NJ.

1.3. Purchase Price. The total consideration to be paid for the Warrants and for all of Seller’s right, title and interest in, to and under the Warrant Agreement shall be $4,000,000.00. Subject to the terms and conditions of this Agreement, the Purchase Price shall be paid as follows: (a) upon the execution and delivery of this Agreement by each of HCII and Seller, a deposit of $500,000.00 (the “Deposit”) shall be paid to “Charles M. Forman, Chapter 7 Trustee for Glencoe Acquisition, Inc., Bankruptcy Case 12-12071 (KG),” subject to the occurrence of Closing; and (b) the balance of the Purchase Price (the Purchase Price minus the amount of the Deposit) shall be paid on the Closing Date by wire transfer of immediately available funds to an account designated in writing by Seller.

1.4. Closing Deliveries. At the Closing,

(a) the Seller shall deliver to HCII an assignment, in the form of Exhibit A to this Agreement, of all the Estate’s right, title and interest in and to the Warrants and the Warrant Agreement.

(b) the Seller will deliver to HCII the original Warrant Agreement.

(c) HCII shall deliver to the Seller the balance of the Purchase Price by wire transfer of immediately available funds as specified in Section 1.3 above.

1.5. Tax Matters.

HCII and Seller each shall be responsible for their own respective taxes for which they are responsible at law, if any, as a result of the sale or transfer of the Warrants.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to HCII that the Estate is the legal, beneficial and record owner of the Warrants and that the Trustee controls the Estate’s right, title and interest in to and under the Warrant Agreement and, subject to compliance with Article 4 below, the Seller has the full right to transfer, sell, assign and convey to HCII the Warrants and the Estate’s right, title and interest in to and under the Warrant Agreement subject to the terms and conditions of the Warrant Agreement. The Seller is competent to evaluate and analyze the entire transaction contemplated by this Agreement. The Seller acknowledges that HCII has provided the Seller with sufficient documentation and information to make an informed, analysis of the transaction contemplated herein and has given the Seller and the Seller’s advisors the reasonable opportunity to ask questions and receive answers concerning the terms of the sale of Warrants and the business of HCII. Except for the representations and warranties expressly set forth in this Agreement, the Seller does not make any other representation or warranty to HCII in connection with the transactions contemplated hereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HCII

HCII represents and warrants to the Seller that each of the statements contained in this Article 3 is true and correct as of the date of this Agreement. Except for the representations and warranties expressly set forth in this Agreement, HCII does not make any other representation or warranty to the Seller in connection with the transactions contemplated hereby.

3.1. Organization, Power and Authority. HCII is duly organized, validly existing and in good standing under the laws of its state of formation. HCII has full power and authority and has taken all required action on its part necessary to authorize it to execute and deliver this Agreement and perform the obligations required to performed by it hereunder.

3.2. No Conflict. The execution, delivery and performance of this Agreement by HCII will not result in any violation of HCII’s organizational documents or of any law, statute, regulation, rule, ordinance, agreement, contract, instrument, license, permit, authorization, judgment, decree or order to which HCII is a party or by which it is bound, subject to the satisfaction of the conditions to the Closing set forth in Article 5.

3.3. Validity and Enforceability. This Agreement is the legal, valid and binding obligation of HCII, enforceable against HCII in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights and remedies of creditors and to general equitable principles.

3.4 Sufficient Funds. As of the date hereof, the HCII has sufficient funds available to it to pay the Purchase Price and to enable the HCII to perform all of its obligations hereunder.

ARTICLE 4

BANKRUPTCY COURT APPROVAL

Upon the execution and delivery of this Agreement by the parties and the Seller’s receipt of the Deposit in accordance with Section 1.3, the Seller shall promptly cause to be filed an application with the Bankruptcy Court (the “Approval Motion”), seeking entry of the Approval Order, approving the Agreement and the transactions set forth in this Agreement subject to higher and better offers. The Approval Motion and shall request, and the Approval Order shall provide that HCII shall receive the protections of section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of a “Final Order”. For purposes of this Agreement, the term “Final Order” means an order in which the Bankruptcy Court waives the stay imposed under Rules 6004(h) and 6006(d) and authorizes Seller to close the transactions contemplated herein immediately upon the entry of such order. In the event that the Bankruptcy Court enters an order that does not waive the stay imposed under Rules 6004(h) and 6006(d), the term “Final Order” means an order as to which the time to file an appeal, a motion for rehearing or reconsideration (excluding any motion under F.R.C.P. 60(b)) or a petition for writ of certiorari has expired and no such appeal, motion or petition is pending. HCII and the Seller will reasonably cooperate with one another in the Bankruptcy Proceeding in pursuit of the Approval Order.

ARTICLE 5

CONDITIONS TO CLOSING

5.1. Conditions to Obligations of HCII. Unless waived in writing by HCII at its sole discretion, the obligation of HCII to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Representations and Warranties True. The representations and warranties of the Seller contained in this Agreement shall be true and accurate in all respects on and as of the Closing Date with the same effect as though made on and as of such date; and

(b) Covenants. The Seller shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Final Approval Order. The Bankruptcy Court shall have entered the Approval Order.

(d) Closing. The Closing shall have occurred within 45 days from the date of this Agreement.

5.2. Conditions to Obligations of the Seller. Unless waived in writing by the Seller at its sole discretion, the obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Representations and Warranties True. The representations and warranties of HCII contained in this Agreement shall be true and accurate in all respects on and as of the date of the Closing with the same effect as though made on and as of such date; and

(b) Covenants. HCII shall have performed and complied in all material respects with all of HCII’s obligations under this Agreement on or prior to the Closing Date.

(c) Final Approval Order. The Bankruptcy Court shall have entered the Approval Order.

5.3. Notice of Waiver. Nothing contained in this Agreement shall preclude HCII or Seller from waiving any or all conditions to their respective obligations hereunder without notice to any person other than the other party to this Agreement.

ARTICLE 6

TERMINATION

6.1. Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by written mutual consent of HCII and the Seller;

(b) upon the entry of a final, non-appealable order from the Bankruptcy Court in which the Bankruptcy Proceeding is pending that the transaction contemplated hereby is not valid or approved;

(c) by the Seller upon the breach by HCII of any of HCII’s representations or warranties or obligations under this Agreement;

(d) by HCII upon the breach by the Seller of any of the Seller’s representations or warranties or obligations under this Agreement;

(e) if the Closing shall not have occurred within 45 days from the date of this Agreement, provided that the Seller is not otherwise in breach of this Agreement.

6.2. Effect of Termination. If this Agreement is terminated under Section 6.1 subsection (a), (b), (d) or (e), all further obligations of the parties under this Agreement will terminate without liability and the Seller shall return the Deposit to HCII. If this Agreement is terminated under Section 6.1 subsection (c), HCII shall forfeit and the Estate shall retain the Deposit.

ARTICLE 7

MISCELLANEOUS

7.1. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or otherwise actually delivered (effective as of the date of delivery), or by a nationally recognized overnight courier service (effective as of the date of delivery), or by fax or email (effective upon receipt): (a) if to the Seller to Charles. M. Forman, Forman Holt Eliades & Youngman LLC, 80 Route 4 East Suite 290, Paramus, NJ 07652, (fax number: (201) 845-9112, email: cforman@formanlaw.com), with a copy (which shall not constitute notice) to: Forman Holt Eliades & Youngman LLC, 80 Route 4 East Suite 290, Paramus, NJ 07652, Attn: Harry M. Gutfliesh, Esq. (email: hgutfliesh@formanlaw.com,), fax 201-845-9112), (b) if to HCII, Paresh Patel, 5300 West Cypress Street, Suite 100, Tampa, Florida 33607 (e-mail: pspatel@hcpci.com, fax 813-865-0170) with a copy (which shall not constitute notice) to: Andrew L. Graham, general counsel (e-mail: agraham@hcpci.com, fax 813-865-0170) or in each case, at such other address as may have been furnished by such person in writing to the other parties.

7.2. Governing Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Delaware, without reference to conflict of law principles.

7.3. Amendments, Waivers. This Agreement may be amended or modified only with the written consent of each of the parties hereto. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

7.4. Survival. All agreements, representations and warranties contained herein and in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Closing.

7.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of HCII and the Seller and their respective successors and assigns.

7.6. Entire Agreement. This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to herein. Further all recitals to this Agreement are expressly incorporated herein by reference and are made an integral part of this Agreement.

7.7. Counterparts. This Agreement may be executed in one or more counterparts, and with counterpart facsimile or electronically delivered signature pages, each of which shall be an original, but all of which when taken together shall constitute one and the same Agreement.

7.8. Further Assurances. Following the Closing, each party will execute, deliver and acknowledge from time to time, and without further consideration, all such further instruments and take all such further actions as may be reasonably requested by the other in order to give effect to the transactions contemplated hereunder.

7.9. Notices and Documents. Seller shall promptly provide to HCII any and all notices or other documents that Seller or the Estate receives from HCII from and after the Closing in respect of the Warrants.

7.10. Third Party Beneficiaries. Nothing in the Agreement shall be construed to confer any right, benefit or remedy upon any person or entity that is not a party hereto or a permitted assignee of a party hereto.

7.11. Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

7.12. Expenses. Each party hereto shall be responsible for its respective legal and other expenses related to the Agreement and the transactions contemplated hereby.

7.13. Exclusive Jurisdiction. The Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes that may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby. The parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

7.14. WAIVER OF RIGHT TO TRIAL BY JURY. THE SELLER AND THE HCII HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant Purchase Agreement as of the date first above written.

Charles M. Forman, solely in his capacity as the chapter 7 trustee for Glencoe Acquisition, Inc.

HOMEOWNERS CHOICE, INC.

By:
Name: Paresh Patel
Title: Chief Executive Officer

EXHIBIT A

Assignment